Exhibit 5(a)

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

October 31, 2025

Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08543

BMS Ireland Capital Funding Designated Activity Company
Plaza 254, Blanchardstown Corporate Park 2
Dublin 15,
Ireland

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Bristol-Myers Squibb Company, a Delaware corporation (the “Parent”), and BMS Ireland Capital Funding Designated Activity Company, a designated activity company incorporated under the laws of Ireland (the “Finance Sub” and together with the Parent, the “Companies”), in connection with the preparation and filing by the Companies of a Post-Effective Amendment, dated as of the date hereof (the “Post-Effective Amendment”), to the Registration Statement on Form S-3 (Registration No. 333-283810), dated as of December 13, 2024 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) common stock of the Parent, par value $0.10 per share (the “Common Stock”), (ii) preferred stock of the Parent, par value $1.00 per share (the “Preferred Stock”), (iii) senior debt securities of the Parent (“Parent Senior Debt Securities”), (iv) subordinated debt securities of the Parent (“Parent Subordinated Debt Securities” and, together with the Parent Senior Debt Securities, the “Parent Debt Securities”), (v) senior debt securities of the Finance Sub (the “Finance Sub Debt Securities”); (vi) guarantees of the Finance Sub Debt Securities issued by the Parent (the “Guarantees”), (vii) depositary shares of the Parent representing fractional interests in shares of a particular series of Preferred Stock (the “Depository Shares”), and (viii) warrants for the purchase of Common Stock, Preferred Stock or Parent Debt Securities (“Warrants,” and, together with the Common Stock, Preferred Stock, Parent Debt Securities and Depositary Shares, the “Parent Securities” and, the Parent Securities together with the Finance Sub Debt Securities and the Guarantees, the “Securities”), in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

You have advised us that: (i) the Parent Senior Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Parent Senior Debt Indenture”) dated June 1, 1993, between the Parent and The Bank of New York Mellon, (as successor to The Chase Manhattan Bank (National Association)), as trustee (in such capacity, the “Parent Senior Debt Trustee”); (ii) the Parent Subordinated Debt Securities will be issued under an indenture in a form filed as an exhibit to the Registration Statement or incorporated by reference therein (the “Parent Subordinated Debt Indenture”) to be entered into between the Parent and the trustee to be named in the prospectus supplement setting forth the terms of any such Parent Subordinated Debt Securities (the “Parent Subordinated Debt Trustee”); (iii) the Finance Sub Debt Securities and the Guarantees will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Finance Sub Indenture” and, together with the Parent Senior Debt Indenture and the Parent Subordinated Debt Indenture, the “Indentures”), dated October 31, 2025, by and among the Parent, the Finance Sub and The Bank of New York Mellon, as trustee (in such capacity, the “Finance Sub Debt Trustee”); (iv) the Warrants will be issued under one or more warrant agreements by and between the Parent and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”); and (v) the Depository Shares will be issued under a deposit agreement to be entered into among the Parent and a depositary (each, a “Depository”) to be named in the prospectus supplement setting forth the terms of any such Depositary Shares (each, a “Deposit Agreement”). Each Indenture, Warrant Agreement and Deposit Agreement shall be referred to herein as a “Governing Document”). Each Trustee, Warrant Agent and Depository shall be referred to herein as a “Governing Document Counterparty”).

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In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of the Parent, as amended through the date hereof, (ii) the Bylaws of the Parent, as amended through the date hereof, (iii) minutes and records of the corporate proceedings of the Parent and the Finance Sub with respect to the registration of the Securities, (iv) the Registration Statement and the exhibits thereto and (v) the Indentures.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Parent). We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Parent and others as to factual matters.

We have also assumed that:

(i)
the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)
a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

(iii)
all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

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(v)
the Securities offered as well as the terms of the applicable Governing Document, as will be executed and delivered, will not violate any law applicable to the Companies or result in a default under or breach of any agreement or instrument binding upon the Companies;

(vi)
the Companies will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(vii)
the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Companies, whether imposed by any court or governmental or regulatory body having jurisdiction over the Companies;

(viii)
a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Companies and the other parties thereto;

(ix)	any applicable Indenture and Indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(x)
any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.           When, as and if (a) the shares of Common Stock to be offered and sold by the Parent have been duly authorized by appropriate corporate or organizational action of the Parent and (b) such shares of Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, or upon the exercise of Warrants that have been duly authorized, issued, paid for and delivered pursuant to the terms thereof and that are exercisable for the purchase of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.           When, as and if (a) any particular series of Preferred Stock has been duly authorized and established in accordance with applicable law, (b) appropriate corporate or organizational action has been taken by the Parent to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (including the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Parent), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, or upon the exercise of Warrants that have been duly authorized, issued, paid for and delivered pursuant to the terms thereof and that are exercisable for the purchase of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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3.          When, as and if (a) any Parent Senior Debt Securities have been duly authorized and duly established in accordance with the Parent Senior Debt Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Parent Senior Debt Securities (and any required amendment or supplement to the Parent Senior Debt Indenture), and (c) the applicable Parent Senior Debt Securities have been duly executed, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Parent Senior Debt Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Parent Senior Debt Trustee in accordance with the Parent Senior Debt Indenture, such Parent Senior Debt Securities (including any Parent Senior Debt Securities duly executed and delivered (i) upon the exchange or conversion of the Parent Debt Securities that are exchangeable or convertible into another series of Parent Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of the Parent Senior Debt Securities, assuming in each case that such Parent Securities have been duly authorized, issued, paid for and delivered) will be validly issued and will constitute binding obligations of the Parent enforceable against the Parent in accordance with their terms.

4.          When, as and if (a) any Parent Subordinated Debt Securities have been duly authorized and duly established in accordance with the Parent Subordinated Debt Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Parent Subordinated Debt Securities and the Parent Subordinated Debt Indenture and the Parent Subordinated Debt Indenture has been duly executed and delivered in accordance with such authorization, and (c) the applicable Parent Subordinated Debt Securities have been duly executed, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Parent Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Parent Subordinated Debt Trustee in accordance with the Parent Subordinated Debt Indenture, such Parent Subordinated Debt Securities (including any Parent Subordinated Debt Securities duly executed and delivered (i) upon the exchange or conversion of Parent Debt Securities that are exchangeable or convertible into Parent Subordinate Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Parent Subordinated Debt Securities, assuming in each case that such Parent Securities have been duly authorized, issued, paid for and delivered) will be validly issued and will constitute binding obligations of the Parent enforceable against the Parent in accordance with their terms.

5.            When, as and if (a) any Finance Sub Debt Securities have been duly authorized and duly established in accordance with the Finance Sub Indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Finance Sub Debt Securities (and any required amendment or supplement to the Finance Sub Indenture), and (c) the applicable Finance Sub Debt Securities have been duly executed, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Finance Sub Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Finance Sub Debt Trustee in accordance with the Finance Sub Indenture, such Finance Sub Debt Securities (including any Finance Sub Debt Securities duly executed and delivered upon the exchange or conversion of the Finance Sub Debt Securities that are exchangeable or convertible into another series of Finance Sub Debt Securities, assuming that such Finance Sub Debt Securities have been duly authorized, issued, paid for and delivered) will be validly issued and will constitute binding obligations of the Finance Sub enforceable against the Finance Sub in accordance with their terms.

6.           When, as and if (a) the terms of any particular Guarantee and the applicable Finance Sub Debt Securities guaranteed thereby have been duly authorized and duly established in accordance with the Finance Sub Indenture and applicable law, (b) the appropriate corporate or organizational action shall have been taken to authorize the form, terms, and (to the extent applicable) execution and delivery of such Guarantee and the applicable Finance Sub Debt Securities guaranteed thereby (and any required amendment or supplement to the Finance Sub Indenture), and (c) the Guarantee and the applicable Finance Sub Debt Securities guaranteed thereby shall have been duly executed, issued and delivered by duly authorized officers against payment for the applicable Finance Sub Debt Securities in accordance with such authorization, the Finance Sub Indenture, the applicable Purchase Agreement and applicable law, and the applicable Finance Sub Debt Securities have been duly authenticated by the Finance Sub Debt Trustee in accordance with the Finance Sub Indenture, the Guarantee will constitute a valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.

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7.          When, as and if (a) any shares of Preferred Stock in the form of Depositary Shares have been duly authorized and established in accordance with the applicable Deposit Agreements, the Parent’s organizational documents and applicable law, (b) appropriate corporate or organizational action has been taken by the Parent to authorize the form, terms, execution and delivery of the Deposit Agreement and the Depository Shares, and the Deposit Agreement has been duly executed and delivered in accordance with such authorization, (c) the shares of Preferred Stock represented by the Depositary Shares have been duly issued and delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, issued and delivered by duly authorized officers of the Parent against payment in accordance with the applicable authorization, applicable purchase agreement and applicable law, such Depository Shares will be validly issued and will constitute binding obligations of the Parent enforceable against the Parent in accordance with their terms.

8.            When, as and if (a) appropriate corporate action has been taken by the Parent to authorize the form, terms, execution and delivery of the Warrant Agreement and the Warrants and the Warrant Agreement has been duly executed and delivered in accordance with such authorization, (b) Warrants with such terms have been duly executed, issued and delivered by duly authorized officers of the Parent against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) the Parent Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Parent Debt Securities, when the terms of such Parent Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable Indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will be validly issued and will constitute binding obligations of the Parent enforceable against the Parent in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice is limited to the Delaware General Corporation Law and the laws of the State of New York. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.  For purposes of our opinion that the Finance Sub Debt Securities will be a binding obligation of the Finance Sub, we have assumed that the Finance Sub Indenture (and each supplement or amendment thereto providing for the Finance Sub Debt Securities) and the Finance Sub Debt Securities will have been duly authorized, executed and delivered by the Finance Sub in accordance with the applicable laws of the Republic of Ireland (“Ireland”) and that the execution and delivery of such instrument will not result in any breach or violation of the laws of Ireland. We are not licensed to practice in Ireland, and we have made no investigation of, and do not express or imply an opinion on, the laws of Ireland.

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We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Parent Debt Securities or Finance Sub Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Companies under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Trustee, Warrant Agent, Depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Post-Effective Amendment and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

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Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP